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                                                                   Exhibit (j.2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A)(No. 2-92665/811-4088) of Excelsior Funds, Inc. of our reports dated May 16, 2003, included in the 2003 Annual Report to shareholders.


Boston, Massachusetts
July 25, 2003

                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          Ernst & Young LLP